Exhibit 99

       Gateway Financial Announces Two New Board of Director Appointments


     ELIZABETH CITY, N.C., Aug. 27 /PRNewswire-FirstCall/ -- Gateway Financial Holdings, Inc. (Nasdaq: GBTS), the holding company for Gateway Bank & Trust Co., announced the appointment of Charles R. Franklin, Jr. and Robert Y. Green, Jr. as independent directors to its corporate board.

    Mr. Franklin has been the area program director of the Albemarle Mental Health Center for the past 34 years. He is also general partner in two real estate businesses: BCD&F Enterprises and FDR Properties. He has served on numerous boards and committees in the Albemarle area, including chairman of the board of the former Centura Bank of Elizabeth City and chairman of the board of trustees of East Carolina University. Mr. Franklin is a graduate of East Carolina University with a Bachelor of Arts degree in Social Studies and of Greater Commonwealth University with an M.S.S.W. in Social Work.

    Mr. Green is president of Caliper, Incorporated, a staff augmentation and power services company which he founded 20 years ago, located in Virginia Beach, Virginia. Caliper works with leading utility, ship-repair, industrial contractors and private and public entities throughout the United States.
Mr. Green has been an advisory board member of Gateway Bank & Trust since 2000. He is a graduate of the Christopher Newport College of the College of William and Mary with a Bachelor of Science degree in Business Administration.

    Gateway Chairman, President and CEO D. Ben Berry, commented, "We are honored to have Mr. Franklin and Mr. Green join our board. We will benefit from their many years of experience in and service to the communities Gateway serves. Both have been experts in their respective fields for numerous years and have much wisdom to offer our rapidly growing organization. We look forward to working with them both."


    About Gateway

    Gateway Financial Holdings, Inc., with $397 million in assets as of June 30, 2004, is a fast-growing financial services company headquartered in Elizabeth City, North Carolina. It is the parent company of Gateway Bank & Trust Co., a full-service community bank with a total of twelve offices in Elizabeth City (2), Edenton, Kitty Hawk, Nags Head, Plymouth and Roper, North Carolina, and in Chesapeake (2) and Virginia Beach (3), Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Small Cap market under the symbol GBTS. Visit the Corporation's web site at http://www.gatewaybankandtrust.com .


    Forward-Looking Statements

    Statements contained in this news release, which are not historical facts, are forward looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Commission from time to time. Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate", "should," "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.



SOURCE  Gateway Financial Holdings, Inc.
    -0-                             08/27/2004
    /CONTACT: D. Ben Berry, Chairman, President and CEO, or Mark A. Holmes, Senior Executive Vice President and CFO, +1-252-334-1511, both of Gateway Financial Holdings, Inc./
    /Web site:  http://www.gatewaybankandtrust.com /
    (GBTS)

CO:  Gateway Financial Holdings, Inc.
ST:  North Carolina
IN:  FIN
SU:  PER